SUB-ITEM 77H

As of June 30, 2013, the following entity owned 25% or more of the voting securities of MFS Research International Series:

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|PERSON/ENTITY                |PERCENTAGE|
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|AMERITAS LIFE INSURANCE CORP.|28.93%    |
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